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                                                                  EXHIBIT (a)(5)

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                         REGENCY HEALTH SERVICES, INC.

                                      AT

                             $22.00 NET PER SHARE

                                      BY

                           SUNREG ACQUISITION CORP.,
                         A WHOLLY OWNED SUBSIDIARY OF

                          SUN HEALTHCARE GROUP, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
           TIME, ON SEPTEMBER 15, 1997 UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are an Offer to Purchase, dated August 1, 1997 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Sunreg Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and a wholly owned subsidiary of Sun Healthcare Group, Inc., a corporation organized and existing under the laws of the State of Delaware ("Parent"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Regency Health Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), at a price of $22.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

  We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The tender price is $22.00 per Share, net to the seller in cash.

    2. The Offer is being made for all outstanding Shares.

    3. The Board of Directors of the Company unanimously has determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, and recommends that stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

    4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on September 15, 1997, unless the Offer is extended.

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    5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not properly withdrawn prior to the expiration of the offer that number of Shares which constitutes at least a majority of the Shares then outstanding on a fully diluted basis (the "Minimum Condition"),
  (ii) there being validly tendered and not withdrawn pursuant to Parent's debt tender offers a majority in principal amount of each of the Company's 12 1/4% Subordinated Securities due 2003 (the "Junior Securities") and the Company's 9 7/8% Senior Subordinated Securities due 2002 (the "Senior Securities") (the "Tender Condition") and (iii) valid consents having been obtained pursuant to Parent's debt consent solicitations from holders (excluding the Company and its affiliates) of a majority in principal amount as of the applicable record date of each of the Junior Securities and the Senior Securities (the "Consent Condition"). The conditions to the Offer (other than the Minimum Condition), including the Tender Condition and the Consent Condition, may be waived by Purchaser in its sole discretion.

    6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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            INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR
                CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF
           REGENCY HEALTH SERVICES, INC. BY SUNREG ACQUISITION CORP.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 1, 1997, and the related Letter of Transmittal (which together constitute the "Offer" in connection with the offer by Sunreg Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of Sun Healthcare Group, Inc., a corporation organized and existing under the laws of the State of Delaware, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Regency Health Services, Inc., a corporation organized and existing under the laws of the State of Delaware.

  This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Dated: _____________________, 199

                                                        SIGN HERE
                                          -------------------------------------
  NUMBER OF SHARES TO BE TENDERED:        -------------------------------------

                                                Signature(s) of Holder(s)

 ___________________________ Shares*      Name(s) of Holder(s):

                                          -------------------------------------
                                          -------------------------------------
                                                  Please Type or Print
                                          -------------------------------------
                                                         Address

                                          -------------------------------------
                                                                       Zip Code

                                          -------------------------------------
                                             Area Code and Telephone Number

                                          -------------------------------------
                                            Taxpayer Identification or Social
                                                     Security Number

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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